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                                                                    EXHIBIT 12.1

DJ ORTHOPEDICS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

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
                                                                           Historical
                                                    -----------------------------------------------------------
                                                                     Years Ended December 31,
                                                    -----------------------------------------------------------
                                                     2001         2000         1999         1998         1997
                                                    -------      -------      -------      -------      -------
Income before income taxes ...................      $ 5,201      $ 5,159      $ 9,515      $ 8,345      $10,904

Interest .....................................       16,673       15,876        7,057           --        2,072
Amortization of Debt Issuance Costs ..........          919          877          409           --           --
Amortization of Discount on Sr. Notes ........          204          205          102           --           --
1/3 of rental expense-operating leases .......        1,196        1,064          895        1,064          775
                                                    -------      -------      -------      -------      -------

Earnings .....................................      $24,193      $23,181      $17,978      $ 9,409      $13,751

Interest .....................................      $16,673      $15,876      $ 7,057      $    --      $ 2,072
Amortization of Debt Issuance Costs ..........          919          877          409           --           --
Amortization of Discount on Sr. Notes ........          204          205          102           --           --
1/3 of rental expense-operating leases .......        1,196        1,064          895        1,064          775
                                                    -------      -------      -------      -------      -------

Fixed Charges ................................      $18,992      $18,022      $ 8,463      $ 1,064      $ 2,847

Ratio of Earnings to Fixed Charges ...........         1.27         1.29         2.12         8.84         4.83
                                                    =======      =======      =======      =======      =======
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